SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                     Date of Report (Date of earliest event
                                   reported):
                                  May 28, 2005

                            THE BANKER'S STORE, INC.

             (Exact name of Registrant as Specified in its Charter)

           NEW YORK                                      11-2196303
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
 incorporation or organization)

              1535 Memphis Junction Road, Bowling Green, KY 42101
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

       Registrant's Telephone Number, Including Area Code: (270) 781-8453

                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)

Item 4.01 Changes in Registrant's Certifying Accountant.

Effective May 28, 2005, J.H. Cohn LLP ("JH Cohn") notified the board of directors of The Banker's Store, Inc. (the "Company") of its resignation as the Company's independent registered accounting firm which resignation the Company's board of directors accepted on that same date.

The reports of JH Cohn on the Company's audited consolidated financial statements as of and for the years ended May 31, 2004 and 2003 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles. None of the events described in Item 304(a)(1)(iv) of Regulation S-B occurred during such periods with respect to the Company and JH Cohn. There was no disagreement with JH Cohn on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of JH Cohn, would have caused JH Cohn to make reference to the subject of that disagreement in its reports on the Company's financial statements.

The Company requested that JH Cohn furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the statements in this Item 4. A copy of the response received by the Company to that request is filed as an exhibit to this Form 8-K.

Also effective May 31, 2005, the Company engaged Marmann McCrary & Associates ("Marmann") as its new independent registered accounting firm. During the two most recent fiscal years and the interim period preceding the engagement of Marmann, the Company has not consulted with Marmann regarding any of the matters set forth in Item 304(a)(2)(i) or (ii) of Regulation S-B.

Item 9.01 Exhibits.

16 Letter from J.H. Cohn LLP regarding change in registrant's certifying accountant.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 23, 2005

                                      THE BANKER'S STORE, INC.


                                      By:   /s/ Paul D. Clark
                                            -----------------
                                            Paul D. Clark
                                            President, Chief Executive Officer,
                                              and Chief Financial Officer